EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Partners Holdings Reports Fourth Quarter and Full Year 2017 Results and Reconfirms Full Year 2018 Dividend Guidance
Houston, Texas - February 21, 2018 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE American: CQH) reported net income of $105.0 million, or $0.45 per common share, for the three months ended December 31, 2017, compared to net income of $4.5 million, or $0.02 per common share, for the comparable 2016 period. For the twelve months ended December 31, 2017, Cheniere Partners Holdings reported net income of $118.5 million, or $0.51 per common share, compared to net income of $17.8 million, or $0.08 per common share, during the corresponding period in 2016. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE American: CQP).

The increases in net income for the three and twelve months ended December 31, 2017, compared to the three and twelve months ended December 31, 2016, were driven by increased equity income from our investment in Cheniere Partners primarily as a result of distributions paid to our subordinated units, an increase in common units held by us subsequent to the conversion of Class B units into common units on August 2, 2017, and an increase in quarterly distributions per unit received from Cheniere Partners.

Our only business consists of owning Cheniere Partners common units and subordinated units representing an aggregate approximately 48.6% limited partner interest in Cheniere Partners as of December 31, 2017.
2018 Full Year Dividend Guidance

2018
Dividend per Share	$2.05	-	$2.25
SPL Project Update

SPL Project
Liquefaction Train	Trains 1-3	Train 4	Train 5	Train 6
Project Status	Operational	Operational	Under Construction	Permitted
Expected Substantial Completion	Complete	Complete	1H 2019	—
Expected DFCD(1) Window Start	Complete	1H 2018	2H 2019	—
(1) Date of First Commercial Delivery

Through Cheniere Partners, we are developing up to six natural gas liquefaction Trains (“Trains”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) and an adjusted nominal production capacity of approximately 4.3 to 4.6 mtpa of LNG. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors. We will pay a quarterly cash dividend of $0.51 per common share on March 1, 2018 to shareholders of record as of close of business February 16, 2018.
Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the fourth quarter and full year on Wednesday, February 21, 2018, at 10 a.m. Eastern time / 9 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners Holdings.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns an approximately 48.6% limited partner interest in Cheniere Partners as of December 31, 2017. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners is constructing and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal. Cheniere Partners plans to construct up to six natural gas liquefaction Trains, which are in various stages of development, construction, and operations. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each liquefaction train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG and an adjusted nominal production capacity of approximately 4.3 to 4.6 mtpa of LNG. Cheniere Partners also owns and operates regasification facilities at the Sabine Pass LNG terminal and the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.
Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Tables Follow)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31, (1)
	2017	2016	2017	2016
Equity income from investment in Cheniere Partners	$105,544	$5,085	$120,797	$20,338

Expenses
General and administrative expense	298	306	1,284	1,511
General and administrative expense—affiliate	264	257	1,055	1,029
Total expenses	562	563	2,339	2,540

Other income	1	—	3	—

Net income	$104,983	$4,522	$118,461	$17,798

Net income per common share—basic and diluted	$0.45	$0.02	$0.51	$0.08

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.450	$0.020	$0.510	$0.080

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$659	$219
Receivables	—	153
Other current assets	55	51
Total current assets	714	423

Total assets	$714	$423

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$76	$78

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at December 31, 2017 and 2016	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at December 31, 2017 and 2016	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(392,536)	(392,829)
Total shareholders’ equity	638	345
Total liabilities and shareholders’ equity	$714	$423

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.

CONTACTS

Investors:
Randy Bhatia	713-375-5479
Megan Light	713-375-5492

Media:
Eben Burnham-Snyder	713-375-5764